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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of MessageMedia, Inc. for the registration of 5,323,914 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 1999 except for Note 12, for which the date is March 26, 1999, with respect to the consolidated financial statements and schedule of MessageMedia, Inc. included in its Annual Report (Form 10-K) for the year December 31, 1998, filed with the Securities and Exchange Commission.


                                                 /s/ ERNST & YOUNG LLP
                                                 ------------------------------
                                                     ERNST & YOUNG LLP

Denver, Colorado
September 2, 1999